UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒ Definitive Information Statement

Franklin Wireless Corp.
(Name of Registrant as Specified In Its Charter)

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Franklin Wireless Corp.
5440 Morehouse Drive, Suite 1000
 San Diego, CA 92121

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

This is to advise you that stockholders of Franklin Wireless Corp. (“Franklin”), holding 55.49% of the outstanding shares of our Common Stock, executed written consents in lieu of a special meeting, approving the Franklin Wireless Corp.2009 Stock Option Plan and an amendment to the Stock Option Plan increasing the number of shares covered from 1,300,000 shares to 2,000,000 shares.

The accompanying information statement, which describes the Stock Option Plan and the amendment thereto t in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the approval of the Stock Option Plan and the amendment thereto. Accordingly, the Stock Option Plan and the amendment will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is December 31, 2010.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO APPROVE THE STOCK OPTION PLAN AND THE AMENDMENT TO THE STOCK OPTION PLAN.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

/s/ OC Kim
OC Kim, President
San Diego, CA 92121
February 10, 2011

FRANKLIN WIRELESS CORP.
INFORMATION STATEMENT REGARDING
CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF
 HOLDERS OFA MAJORITY OF OUR COMMON STOCK
IN LIEU OF SPECIAL MEETING

Franklin Wireless Corp. (the “Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by holders of a majority of our outstanding voting capital stock on, in accordance with the relevant sections of the Nevada Revised Statutes of the State of Nevada (the “NRS”).

This information statement is being made available on or about February 14, 2011. The information statement is being delivered only to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO APPROVE THE STOCK OPTION PLAN AND THE AMENDMENT TO THE STOCK OPTION PLAN. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

ADOPTION OF THE 2009 STOCK OPTION PLAN

INTRODUCTION

The Board of Directors approved the 2009 Stock Option Plan (the “Option Plan”) under which up to 1,300,000 shares of incentive and non-qualified options may be granted to employees, directors and certain key affiliates. Under the Option Plan, options may be granted at not less than the fair market value on the date of grant. The Board of Directors adopted the Option Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors, and others.

Options under the Option Plan will be either “incentive options” (“ISOs”) under Section 422A of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options” (“NQOs”) which are not intended to so qualify.

SUMMARY DESCRIPTION OF THE OPTION PLAN

The Option Plan is administered by the Board or by a committee of the Board. The Board is authorized to grant incentive stock options to officers and other key executive and management employees of the Company and non-qualified options to employees, directors and others performing services to the Company.

If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

The vesting period for options granted under the Option Plan are set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate ninety (90) days after retirement termination of employment and twelve (12) months in the event of death or disability.

Unless otherwise provided in any option, each outstanding option becomes immediately fully exercisable in the event of: (i) a change of control of the Company, (ii) a merger, consolidation, reorganization or dissolution in which the Company does not survive, or (iii) the sale, release, exchange or disposition of substantially all the property and assets of the Company.

The Board may grant options qualifying as ISOs under the Internal Revenue Code of 1986, as amended, or as NQOs. The Board determines the duration of each option; however, the term of an option cannot exceed ten (10) years from the date of grant and cannot exceed five (5) years in the case of a greater than ten percent (10%) shareholder. The option price for an ISO is the fair market value of a share of the Company's Common Stock on the date of grant. The grantee can pay the option price in cash, or if permitted, by delivering to the Company shares of Common Stock owned by the grantee that have a fair market value equal to the option price.

FEDERAL INCOME TAX CONSEQUENCES

The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two (2) years from the option grant date or within one (1) year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one (1) year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise of the NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other “early” disposition of option-acquired shares.

APPROVAL OF AMENDMENT TO THE 2009 STOCK OPTION PLAN

As originally adopted, the Option Plan covered up to 1,300,000 shares of Common Stock of the Company. As of December 31, 2010, there are options to purchase 1,056,000 shares outstanding.

The Board of Directors concluded that the Option Plan has been effective in incentivizing employees, and approved an amendment to the Stock Option Plan increasing the number of shares available under the Plan by 700,000, to an aggregate of 2,000,000 shares, so the Company would have flexibility in future option grants.

NO DISSENTERS’ RIGHTS

Nevada law does not provide for dissenter’s rights in connection with the approval of the actions described in this Information Statement.

NO ACTION IS REQUIRED

No other votes are necessary or required. The Company anticipates that the stockholder consent described in this Information Statement will become effective, for securities law purposes, approximately twenty (20) days after mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2010, certain information regarding the ownership of our capital stock by each director and executive officer of Franklin, each person who is known to Franklin to be a beneficial owner of more than 5% of any class of Franklin’s voting stock, and by all officers and directors of Franklin as a group.  Unless otherwise indicated below, to Franklin’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 31, 2010 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 11,977,808 shares of common stock issued and outstanding, as of October 31, 2010.

Shares Beneficially Owned
Name and Address	Number	Percent
OC Kim 5440 Morehouse Drive, Suite 1000, San Diego, CA 92121	1,499,195	12.5%

Gary Nelson 5440 Morehouse Drive, Suite 1000, San Diego, CA 92121	269,562	2.2%

Joon Won Jyoung 5440 Morehouse Drive, Suite 1000, San Diego, CA 92121	540,169	4.5%

Johnathan Chee 5440 Morehouse Drive, Suite 1000, San Diego, CA 92121	7,324	*

All directors and executive officers of the Company as a group (4 persons)	2,316,250	19.3%

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As of the date of this Information Statement, OC Kim, President of the Company, holds options to purchase 297,000 shares granted under the 2009 Plan, at an average exercise price of $1.55 per share, of which 97,500 are currently exercisable.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL AND AVAILABLE INFORMATION

Franklin is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: February 10, 2011	By order of the Board of Directors /s/ OC Kim By: OC Kim Its: President